UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021
_________________

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

Suite 201, 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands (Address of Principal Executive Office)	KY1-9006 (Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Ordinary Shares (par value $0.001)	OXBR	The Nasdaq Stock Market LLC
Warrants to Purchase Ordinary Shares	OXBRW	The Nasdaq Stock Market LLC(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [__]

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [__]

Item 1.01    Entry into a Material Definitive Agreement.

Share Purchase Agreement between Company and OAC Sponsor Ltd.

On August 16, 2021, Oxbridge Acquisition Corp. (“Oxbridge Acquisition”), a Cayman Islands special purpose acquisition company in which Oxbridge Re Holdings Limited (the “Company”) has an indirect investment through its wholly-owned licensed reinsurance subsidiary Oxbridge Reinsurance Limited (“OXRE”), announced the closing of an initial public offering of units (“Units”).  In the initial public offering, Oxbridge Acquisition sold an aggregate of 11,500,000 Units at a price of $10.00 per unit, resulting in total gross proceeds of $115,000,000.  Each Unit consisted of one Class A ordinary share and one redeemable warrant, with each warrant entitling the holder thereof to purchase one Class A ordinary share of Oxbridge Acquisition at a price of $11.50 per share.

The initial public offering of Oxbridge Acquisition was sponsored by OAC Sponsor Ltd. (“Sponsor”). In connection with Oxbridge Acquisition’s initial public offering, Sponsor purchased from Oxbridge Acquisition, simultaneous with the closing of the initial public offering, an aggregate of 4,897,500 warrants at a price of $1.00 per warrant ($4,897,500 in the aggregate) in a private placement (the “Private Placement Warrants”).  Each Private Placement Warrant is exercisable to purchase one Class A ordinary share of Oxbridge Acquisition at $11.50 per share.  In addition, Sponsor holds 2,875,000 shares of the Class B ordinary shares of Oxbridge Acquisition, representing 20% of the outstanding shares of Oxbridge Acquisition (the “Class B Shares”).

In connection with the organization of Sponsor, OXRE placed approximately 34.7% of the risk capital and owns approximately 49.6% and 63.1% of the ordinary shares and preferred shares, respectively, of the Sponsor (the “Sponsor Equity Interest”). The Company’s executive officers and Oxbridge Acquisition’s directors collectively own an approximately 29% and 24% of the ordinary shares and preferred shares, respectively, in Sponsor, and the Company’s executive officers will be Oxbridge Acquisition’s management team. The preferred shares of Sponsor are nonvoting shares and generally entitle the holders thereof to receive the net proceeds, if any, received by Sponsor from the sale, exchange, or disposition of the Private Placement Warrants (as defined below) or the shares issuable upon the exercise thereof, and the ordinary shares of Sponsor (which are voting shares in Sponsor) will generally be equivalent to the value of the Class B Shares (as defined below) of Oxbridge Acquisition held by Sponsor.

On August 11, 2021, OXRE entered into a Share Purchase Agreement with Sponsor (the “Share Purchase Agreement”) under which OXRE purchased the Sponsor Equity Interest for an aggregate purchase price of $2,000,000 (the “Share Purchase Agreement”). Under the Share Purchase Agreement, OXRE acquired an aggregate of 1,500,000 ordinary shares and 3,094,999 preferred shares of Sponsor. The preferred shares of Sponsor generally entitle the holders thereof to receive the net proceeds, if any, received by Sponsor from the sale, exchange, or disposition of the Private Placement Warrants or the shares issuable upon the exercise thereof, and the ordinary shares of Sponsor will generally be equivalent to the value of the Class B Shares of Oxbridge Acquisition held by Sponsor. In addition to the foregoing, the Share Purchase Agreement contains customary representations, warranties, and covenants.

The foregoing description of the Share Purchase Agreement is summary in nature and is qualified by reference to the full text of the Share Purchase Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: August 16, 2021	By:	/s/ Wrendon Timothy
Wrendon Timothy

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.